Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (Nos. 333-277773 and 811-23299) on Form N-2 of our report dated December 11, 2024, with respect to the financial statements, financial highlights, and Senior Securities Tables of OFS Credit Company, Inc.
Chicago, Illinois
December 11, 2024